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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 10, 2003

                                 EDO CORPORATION
             (Exact name of Registrant as specified in its charter)

          NEW YORK                        3812                 11-0707740
      (State or Other              (Primary Standard        (I.R.S. Employer
Jurisdiction of Incorporation  Industrial Classification   Identification No.)
      or Organization)                Code Number)

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                         60 EAST 42ND STREET, SUITE 5010
                               NEW YORK, NY 10165
                                  212.716.2000

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

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                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         EDO Corporation, a New York corporation ("EDO"), is filing this Current Report on Form 8-K to report the acquisition of all of the capital stock of Darlington Inc., ("Darlington"), a Delaware corporation.

         On March 10, 2003, EDO, a New York corporation acquired 100% of the outstanding capital stock of Darlington for $28.5 million in cash pursuant to the Stock Purchase Agreement ("Purchase Agreement") dated as of March 10, 2003 by and among EDO as Buyer and Michael G. Doty, John C. Vollmer and John J. Cooke as Sellers. The purchase price is subject to adjustment based on Darlington's net worth as of the closing date. The Purchase Agreement has been filed as
Exhibit 2.1 to this report and is incorporated by reference herein.

         The acquisition was financed with cash on hand of EDO.

         EDO announced the acquisition in a press release dated March 11, 2003, which is being filed as Exhibit 99.1 to this report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       * (a)      FINANCIAL STATEMENTS OF THE SELLER.

       * (b)      PRO FORMA FINANCIAL INFORMATION.

         (c)      EXHIBITS.

                           See Exhibit Index

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*        These items, if applicable, will be filed by a supplementary filing within the time period specified by the rules promulgated under the Securities Exchange Act of 1934, as amended.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2003            EDO CORPORATION

                                 By: /s/ Lisa M. Palumbo
                                     -------------------------------------------
                                     Name:  Lisa M. Palumbo
                                     Title: Vice President and General Counsel

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                                  Exhibit Index

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
Exhibit No.                          Description
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
   2.1            Stock Purchase Agreement dated as of March 10, 2003.

   99.1           Press Release, dated March 11, 2003.
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